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SCHEDULE A

PROSHARES TRUST EXPENSE LIMITATION AGREEMENT

Period:

October 1, 2025 – September 30, 2026

Fund Name	Expense Limit
ProShares Ultra S&P500	0.95%
ProShares Ultra MidCap400	0.95%
ProShares Ultra Dow30	0.95%
ProShares Ultra QQQ	0.95%
ProShares Short S&P500	0.95%
ProShares Short MidCap400	0.95%
ProShares Short Dow30	0.95%
ProShares Short QQQ	0.95%
ProShares UltraShort S&P500	0.95%
ProShares UltraShort MidCap400	0.95%
ProShares UltraShort Dow30	0.95%
ProShares UltraShort QQQ	0.95%
ProShares Ultra Russell2000	0.95%
ProShares Ultra SmallCap600	0.95%
ProShares Ultra Materials	0.95%
ProShares Ultra Consumer Staples	0.95%
ProShares Ultra Consumer Discretionary	0.95%
ProShares Ultra Financials	0.95%
ProShares Ultra Health Care	0.95%
ProShares Ultra Industrials	0.95%
ProShares Ultra Energy	0.95%
ProShares Ultra Real Estate	0.95%
ProShares Ultra Semiconductors	0.95%
ProShares Ultra Technology	0.95%
ProShares Ultra Communication Services	0.95%
ProShares Ultra Utilities	0.95%
ProShares Short Russell2000	0.95%
ProShares Short SmallCap600	0.95%
ProShares Short Financials	0.95%
ProShares Short MSCI EAFE	0.95%
ProShares Short MSCI Emerging Markets	0.95%
ProShares UltraShort Russell2000	0.95%
ProShares UltraShort SmallCap600	0.95%
ProShares UltraShort MSCI EAFE	0.95%
ProShares UltraShort MSCI Emerging Markets	0.95%
ProShares UltraShort MSCI Japan	0.95%
ProShares UltraShort FTSE China 50	0.95%
ProShares UltraShort Materials	0.95%
ProShares UltraShort Consumer Staples	0.95%
ProShares UltraShort Consumer Discretionary	0.95%
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Fund Name	Expense Limit
ProShares UltraShort Financials	0.95%
ProShares UltraShort Health Care	0.95%
ProShares UltraShort Industrials	0.95%
ProShares UltraShort Energy	0.95%
ProShares UltraShort Real Estate	0.95%
ProShares UltraShort Semiconductors	0.95%
ProShares UltraShort Technology	0.95%
ProShares UltraShort Utilities	0.95%
ProShares UltraShort 7-10 Year Treasury	0.95%
ProShares Short 20+ Year Treasury	0.95%
ProShares UltraShort 20+ Year Treasury	0.95%
ProShares Ultra MSCI Emerging Markets	0.95%
ProShares Ultra MSCI EAFE	0.95%
ProShares Ultra MSCI Japan	0.95%
ProShares Ultra FTSE China 50	0.95%
ProShares UltraShort FTSE Europe	0.95%
ProShares UltraShort MSCI Brazil Capped	0.95%
ProShares UltraPro S&P500	0.95%
ProShares UltraPro Short S&P500	0.95%
ProShares Short FTSE China 50	0.95%
ProShares Short Real Estate	0.95%
ProShares Ultra 20+ Year Treasury	0.95%
ProShares Ultra 7-10 Year Treasury	0.95%
ProShares Ultra MSCI Brazil Capped	0.95%
ProShares Ultra FTSE Europe	0.95%
ProShares UltraPro Dow30	0.95%
ProShares UltraPro QQQ	0.95%
ProShares UltraPro Russell2000	0.95%
ProShares UltraPro MidCap400	0.95%
ProShares UltraPro Short Dow30	0.95%
ProShares UltraPro Short QQQ	0.95%
ProShares UltraPro Short Russell2000	0.95%
ProShares UltraPro Short MidCap400	0.95%
ProShares Ultra Nasdaq Biotechnology	0.95%
ProShares UltraShort Nasdaq Biotechnology	0.95%
ProShares Ultra High Yield	0.95%
ProShares Short High Yield	0.95%
ProShares Short 7-10 Year Treasury	0.95%
ProShares Hedge Replication ETF	0.95%
ProShares UltraPro Short 20+ Year Treasury	0.95%
ProShares Merger ETF	0.75%
ProShares Global Listed Private Equity ETF	0.60%
ProShares Inflation Expectations ETF	0.30%
ProShares Ultra Nasdaq Cloud Computing	0.95%
ProShares Ultra Nasdaq Cybersecurity	0.95%
ProShares Ultra Top QQQ	0.95%
ProShares UltraShort Top QQQ	0.95%
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Fund Name	Expense Limit
ProShares Ultra QQQ Top 30	0.95%
ProShares Ultra CRCL	0.95%
ProShares Ultra S&P 500 Equal Weight	0.95%
ProShares Ultra COIN	0.95%
ProShares Ultra NVDA	0.95%
ProShares Ultra PLTR	0.95%
ProShares Ultra TSLA	0.95%

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Periods:

•For the period beginning on each Fund’s date of launch until the next September 30

•The first October 1 after each Fund’s launch until September 30 of the following year

	Fund Name		Expense Limit
ProShares UltraShort Nasdaq Cloud Computing			0.95%
ProShares UltraShort Nasdaq Cybersecurity			0.95%
	ProShares Short QQQ Top 30		0.95%
	ProShares UltraShort QQQ Top 30		0.95%
	ProShares UltraShort COIN		0.95%
	ProShares Ultra MARA		0.95%
	ProShares UltraShort MARA		0.95%
	ProShares Ultra MSTR		0.95%
	ProShares UltraShort MSTR		0.95%
	PROSHARE ADVISORS LLC,	PROSHARES TRUST,
	a Maryland limited liability company	a Delaware statutory trust
	By: /s/ Michael L. Sapir	By: /s/ Todd B. Johnson
	Michael L. Sapir	Todd B. Johnson
	Chief Executive Officer	President
Adopted:	December 15, 2005
Amended:	December 15, 2006	December 14, 2011	March 12, 2015
	January 23, 2007	February 24, 2012	June 11, 2015
	July 31, 2007	March 14, 2012	September 17, 2015
	September 18, 2007	June 6, 2012	March 1, 2016
	December 10, 2007	September 10, 2012	April 15, 2016
	March 12, 2008	December 11, 2012	September 12, 2016
	September 15, 2008	March 12, 2013	December 8, 2016
	December 16, 2008	September 9, 2013	September 15, 2017
	September 9, 2009	January 23, 2014	June 6, 2018
	March 3, 2010	June 11, 2014	September 27, 2018
	June 7, 2010	September 8, 2014	September 16, 2019
	September 21, 2010	December 10, 2014	September 14, 2020
	September 19, 2011	February 12, 2015	December 10, 2020
September 13, 2021

September 12, 2022

September 11, 2023

September 16, 2024

March 6, 2025

June 5, 2025

July 16, 2025

September 16, 2025